   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1999

                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                                  IMALL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     NEVADA                                         87-0553169
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                       233 WILSHIRE BOULEVARD, SUITE 820
                         SANTA MONICA, CALIFORNIA 90401
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                 IMALL, INC. 1997 STOCK OPTION PLAN, AS AMENDED
                            (FULL TITLE OF THE PLAN)

                             ANTHONY P. MAZZARELLA
                            CHIEF FINANCIAL OFFICER
                       233 WILSHIRE BOULEVARD, SUITE 820
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 309-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           -------------------------

                                   COPIES TO:

                           BRIAN G. CARTWRIGHT, ESQ.
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                        CALCULATION OF REGISTRATION FEE

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                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES TO           AMOUNT TO BE         OFFERING PRICE          AGGREGATE            AMOUNT OF
         BE REGISTERED               REGISTERED(2)          PER UNIT(1)          OFFERING PRICE     REGISTRATION FEE
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
Common Stock....................       2,250,000               $16.94             $38,109,375          $10,594.41
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

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Pursuant to Rule 457(c), the Proposed Maximum Offering Price Per Share, the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee are based on the average of the high and low prices of iMALL, Inc. (the "Company") common stock as reported on the Nasdaq SmallCap Market on February 17, 1999.

(2) Covers 2,250,000 additional shares available for issuance under the iMALL, Inc. 1997 Stock Option Plan, as amended (the "1997 Plan") pursuant to an amendment to the 1997 Plan approved by the stockholders of the Company on December 31, 1998. The amendment increased the maximum number of shares of the Company's common stock subject to options granted under the 1997 Plan from 750,000 to 3,250,000. The Company has previously registered the offer and sale of 1,000,000 of such shares pursuant to the Registration Statement on Form S-8, No. 333-52905.

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

     This Registration Statement on Form S-8 registers the offer and sale of an additional 2,250,000 shares of common stock of the Company for issuance under the 1997 Plan. The contents of the prior Registration Statement on Form S-8, No. 333-52905 of the Company relating to the 1997 Plan are incorporated herein by reference.

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates the following documents in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998;

     (d) The Company's Current Report on Form 8-K dated August 25, 1998;

     (e) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998; and

     (f) The description of the Company's common stock is set forth under Item 4 hereof.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     The Company is authorized by its Articles of Incorporation, as amended, to issue an aggregate of 37,500,000 shares of common stock, par value $.008 per share (the "Common Stock") and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Of the 10,000,000 shares of Preferred Stock, the Company has designated 5,250,000 shares as Series A 9% Convertible Preferred Stock (the "Series A Preferred Stock").

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There are no cumulative voting rights. Subject to the preferential rights of the Series A Preferred Stock described below, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Company, holders of Common Stock would be entitled to share ratably in the Company's assets remaining after payment of liabilities, and after provision is made for each class of stock, if any, having preference over the Common Stock (including as of the date of this Registration Statement the Series A Preferred Stock). Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All of the outstanding shares of Common Stock are fully paid and nonassessable.

SERIES A PREFERRED STOCK

     The Series A Preferred Stock ranks senior to the Common Stock with respect to the right to receive dividends and distributions upon liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of the Series A Preferred Stock are entitled to receive, when as and if declared by the Board of Directors, a cumulative dividend of $0.36 per share (9% per annum) payable semi-annually in cash or shares of the Series A Preferred Stock valued at $4.00 per share at the discretion of the Board of Directors. Upon liquidation, dissolution or winding up of the affairs of the Company, holders of shares of the Series A Preferred Stock are entitled to be paid out the assets of the Company available for distribution to its stockholders, an amount per share equal to $4.00, before any payment or distribution shall be made on the Common Stock. The Series A Preferred Stock and the Common Stock vote together as a single class, with each share of Preferred Stock being entitled to cast a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could then be converted.

     The foregoing summary descriptions are qualified in their entirety by reference to the Company's Articles of Incorporation, as amended.

ITEM 8. EXHIBITS

     * 5    Opinion of Schreck Morris
      23.1  Consent of Arthur Andersen LLP
      23.2  Consent of Schreck Morris (included in Exhibit 5 hereto)
     *24    Power of Attorney (included on signature page hereof)
     *99    Audited Consolidated Financial Statements as of December 31,
            1997 and for the Years Ended December 31, 1997 and 1996

-------------------------
* Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Monica, state of California, on this 19th day of February, 1999.

                                          iMALL, Inc.

                                          By:   /s/ ANTHONY P. MAZZARELLA
                                             -----------------------------------
                                                    Anthony P. Mazzarella
                                                  Executive Vice President,
                                                 Chief Financial Officer and
                                                          Secretary

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Richard M. Rosenblatt and Anthony P. Mazzarella, or either of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity as stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               TITLE                 DATE
                  ---------                               -----                 ----

          /s/ RICHARD M. ROSENBLATT              Chief Executive Officer  February 19, 1999
---------------------------------------------    and Chairman of the
            Richard M. Rosenblatt                Board (Principal
                                                 Executive Officer)

          /s/ ANTHONY P. MAZZARELLA              Executive Vice           February 19, 1999
---------------------------------------------    President, Chief
            Anthony P. Mazzarella                Financial Officer and
                                                 Director (Principal
                                                 Financial Officer)

           /s/ MARSHALL S. GELLER                Director                 February 19, 1999
---------------------------------------------
             Marshall S. Geller

             /s/ HAROLD S. BLUE                  Director                 February 19, 1999
---------------------------------------------
               Harold S. Blue

           /s/ LEONARD M. SCHILLER               Director                 February 19, 1999
---------------------------------------------
             Leonard M. Schiller

                  SIGNATURE                               TITLE                 DATE
                  ---------                               -----                 ----
            /s/ RICHARD H. ROGEL                 Director                 February 19, 1999
---------------------------------------------
              Richard H. Rogel

           /s/ HOWARD A. GOLDBERG                Director                 February 19, 1999
---------------------------------------------
             Howard A. Goldberg

             /s/ JOHN F. DUNCAN                  Director                 February 19, 1999
---------------------------------------------
               John F. Duncan

                                 EXHIBIT INDEX

    EXHIBIT NO.                          DESCRIPTION
    -----------                          -----------
       * 5        Opinion of Schreck Morris
       *23.1      Consent of Arthur Andersen LLP
       *23.2      Consent of Schreck Morris (included in Exhibit 5 hereto)
       *24        Power of Attorney (included on signature page hereof)
       *99        Audited Consolidated Financial Statements as of December
                  31, 1997 and for the Years Ended December 31, 1997 and
                  1996

-------------------------
* Filed herewith